Exhibit 3.48

CERTIFICATE OF INCORPORATION

OF

ARETE PUBLISHING COMPANY, INC.

under

Section 402 of the Business Corporation Law

of the

STATE OF NEW YORK

HUGHES HUBBARD & REED

ONE WALL STREET

NEW YORK

WHITEHALL S-6500

CERTIFICATE OF INCORPORATION

OF

ARETE PUBLISHING COMPANY, INC.

under

Section 402 of the Business Corporation Law

of the

State of New York

The undersigned, a natural person at least eighteen years of age, for the purpose of forming a corporation pursuant to the Business Corporation Law of the State of New York, does hereby certify as follows:

FIRST: The name of the corporation is ARETE PUBLISHING COMPANY, INC.

SECOND: The purposes for which the corporation is formed are:

1. To print, bind, publish, circulate, distribute, buy, sell and deal in, artworks, books, pamphlets, circulars, posters, newspapers, magazines, literature, music, pictures, tickets, cards, advertisements, letters and bill heads, envelopes, legal, commercial and financial forms and blanks of every kind. To acquire, by purchase or otherwise, turn to account, license the use of assign and deal with, copyrights and intellectual properties of every kind. To carry on a general printing, engraving, lithographing, electrotyping and publishing business in all the branches thereof.

2. To conduct a publishing business in all its phases, including, without-limiting the generality of the foregoing, printing, bookbinding, engraving, photo-engraving, lithographing, duplicating, offsetting, facsimile and image, color, line, word, shadow and other reproduction and dealing in paper and stationery, and editing, preparing, creating, publishing, printing, binding, buying, selling, copyrighting, licensing the use of, importing, exporting, franchising, marketing, syndicating, distributing, making, manufacturing and generally dealing in or with respect to, any and all kinds of written or oral matter (whether or not printed or reproduced), including, without limitation, books, magazines, pamphlets, publications, stories, articles, features, columns and other items of interest to men, women and children, and in any and all equipment, machinery, plants, facilities and properties (whether real, personal or mixed, improved or unimproved), and materials and supplies in connection with the foregoing.

3. To act as correspondent, agent or representative of domestic or foreign corporations, associations, partnerships, combinations, firms trusts, syndicates, organizations, entities and individuals, and as such, to develop, improve and extend the property, trade and business interests thereof and to aid any lawful enterprise in connection therewith.

4. To furnish to any corporation, association, partnership, combination, firm, trust, syndicate, organization, entity or individual, domestic or foreign, any business consultation, public relation, promotion, negotiation, managerial, supervision, construction, purchasing, marketing, secretarial, statistical, advertising, publicity, research or any other information or data; to construct, extend, improve, maintain or repair the facilities, or any part thereof, of any corporation, association, partnership, combination, firm, trust, syndicate, organization, entity of individual, domestic or foreign, or to supervise any and all such acts; to supervise, direct, or control all or any part of the business and property of any corporation, association, partnership, combination, firm, trust, syndicate, organization, entity of individual, domestic or foreign, through stock ownership, by contract or otherwise, to promote or assist, in any way, in the business of any corporation, association, partnership, combination, firm, trust, syndicate, organization, entity or individual, domestic or foreign; to receive fixed or contingent compensation for any of the foregoing or to receive compensation therefor by commission, management fees, shares in gross or net receipts or profits, or in any other manner, or upon any other terms whatsoever, or so to act without direct compensation.

5. To engage in any other commercial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing, agency, securities or brokerage business not prohibited by law, and any, some or all of the foregoing.

6. To acquire, hold, create interests in, or dispose of real or personal property, tangible or intangible, of any kind in any manner.

THIRD: The office of the corporation in the state of New York is to be located in the City of New York, County of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two thousand (2,000) shares of the par value of one dollar ($1.00) per share.

FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any process against the corporation which may be Served upon him is c/o President, Arete Publishing Company, Inc., 300 East 40th Street, Suite 27K, New York, New York 10016.

SIXTH: The corporation intends to establish the period commencing on the date of incorporation and ending on December 31, 1977 as its first fiscal year for reporting the franchise tax on business corporations imposed by Article 9-A of the Tax Law of the State of New York.

SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or any amendment hereof in the manner now or hereafter prescribed by law, and all rights of the shareholders are subject to this reservation.

IN WITNESS WHEREOF, I have made, signed and subscribed this Certificate of Incorporation this 28th day of February, 1977 and I affirm the statements contained herein are true under the penalties of perjury.

/s/ J. Andrew Rahl
J. Andrew Rahl, Jr. Incorporator One Wall Street New York, New York 10005

CERTIFICATE OF MERGER

OF

COMPUTING PUBLICATIONS, INC.

INTO

ARETE PUBLISHING COMPANY, INC.

UNDER

SECTION 904 OF THE BUSINESS CORPORATION LAW

OF THE

STATE OF NEW YORK

The undersigned, Francis Koot and Michael de Lara, President and Secretary, respectively, of Computing Publications, Inc., and Francis Koot and Jean-Pierre DuBois, President and Secretary, respectively, of Arete Publishing Company, Inc., do hereby certify that:

FIRST: The name of each of the constituent corporations of the merger, which is the name under which each corporation was formed, is Computing Publications, Inc. and Arete Publishing Company, Inc.

SECOND: The name of the surviving corporation of the merger is Arete Publishing Company, Inc.

THIRD: Computing Publications, Inc. has 1,000 shares of common stock, par value one dollar per share, issued and outstanding, and such shares were entitled to vote on the merger. Arete Publishing Company, Inc. has 2,000 shares of stock, par value one dollar per share, issued and outstanding, and such shares were entitled to vote on the merger.

FOURTH: The effective date of the merger shall be on January 1, 1989.

FIFTH: The merger was authorized by the unanimous written consent of the directors and the shareholder of Arete Publishing Company, Inc. The merger is permitted by the laws of the State of Delaware, the jurisdiction of incorporation of Computing Publications, Inc., and is in compliance therewith.

SIXTH: The Certificate of Incorporation of Computing Publications, Inc. was filed with the Secretary of State of Delaware on November 12, 1981. Computing Publications, Inc. is not authorized to do business in New York. The Certificate of Incorporation of Arete Publishing Company, Inc. was filed with the Secretary of State of New York on March 1, 1977.

IN WITNESS WHEREOF, we have signed this Certificate on the 27th day of December, 1988, and we affirm the statements therein as true under penalty of perjury.

ARETE PUBLISHING COMPANY, INC.	COMPUTING PUBLICATIONS, INC.

/s/ Francis Koot	/s/ Francis Koot
Francis Koot	Francis Koot
President	President

/s/ Jean-Pierre DuBois	/s/ Michael de Lara
Jean-Pierre DuBois	Michael de Lara
Secretary	Secretary

CERTIFICATE OF CHANGE

OF

VNU USA INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

THE UNDERSIGNED, James A. Ross, the Secretary of VNU USA INC., hereby certifies:

FIRST: The name of the corporation is VNU USA INC.

SECOND: The Certificate of Incorporation of said corporation was filed by the Department of State on March 1, 1977 under the name of ARETE PUBLISHING COMPANY, INC.

THIRD: The following was authorized by the Board of Directors:

To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from c/o President. The Corporation, 300 East 40th Street, Suite 27K, New York, New York 10016 to VNU USA, Inc., 1515 Broadway, 15th Floor, New York, New York 10036. Attention: Legal Department.

IN WITNESS WHEREOF, I have signed this certificate on the 9th day of August, 1999 and affirm the statements contained therein as true under penalties of perjury.

/s/ JAMES A. ROSS
James A. Ross, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF

VNU USA, INC.

under Section 805 of the Business Corporation Law

VNU USA, Inc., a corporation organized and existing under and by virtue of the Business Corporation Law of the State of New York (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is VNU USA, INC., and the Corporation was formed under the name ARETE PUBLISHING COMPANY, INC.

SECOND: The Certificate of Incorporation of the Corporation was filed by the department of state on March 1, 1977.

THIRD: The Certificate of Incorporation is amended to increase the number of shares from the presently authorized & issued two thousand (2,000) $1.00 par value each, all of one class, to four thousand shares (4,000) of which two thousand (2,000) shall be preferred shares at a par value of $1.00 each, and two thousand (2,000) shall be common shares at a par value of $1.00, which will remain issued and outstanding; and to set forth the relative features of the shares.

Article FOURTH of the Certificate of Incorporation which refers to the authorized shares is amended to read as follows:

“FOURTH: The total number of shares of authorized capital stock which the Corporation shall be authorized to issue is 4,000, of which (i) 2,000 shall be shares of Common Stock having par value of $1.00 per share, and (ii) 2,000 shall be shares of Preferred Stock having a par value of $1.00.

The relative rights, preferences and limitations of each class of capital stock of the Corporation are as follows:

1. Dividends. (a) The holder(s) of the Preferred Stock shall be entitled to receive out of funds legally available therefore, annual dividends which are computed by multiplying the Liquidation Preference (as defined below) times the Dividend Rate. The term “Dividend Rate” shall mean an annual rate equal to eight and twenty five hundredths percent (8.25%). Notwithstanding the foregoing, upon the occurrence of one or both of the events set forth in Section l(b) hereof, the annual Dividend Rate shall be re-set to the rate(s) set forth and more fully described in such Section l(b).

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Dividends shall be declared and payable in preference and priority to any payment of any cash dividend on Common Stock. The first declaration date shall be January 2, 2002 (or, if said date is a non-business day in New York City, the first business day thereafter), reflecting dividends accrued from the date of issuance of the Preferred Stock through December 31, 2001. Said dividend shall be paid no later than March 31, 2002. Thereafter, dividends shall be declared on the first business day of each year, e.g., January 2, 2003, January 2, 2004 (each of the foregoing dates referred to individually as a “Dividend Declaration Date” and collectively as the “Dividend Declaration Dates”) and paid no later than March 31 of the same year e.g.,March 31, 2003, March 31, 2004 (each of the foregoing dates referred to individually as a “Dividend Payment Date” and collectively as the “Dividend Payment Dates”) for dividends accrued through December 31 of the year immediately preceding the Dividend Payment Date in question.

(b) On the first business date of any calendar year (i) beginning on or after January 1, 2004 and (ii) immediately following a period of two (2) consecutive years of non-payment of all accrued dividends on the Preferred Stock, the annual Dividend Rate shall be reset to a floating rate equal to the twelve (12) month LIBOR Rate (as published in the Wall Street Journal) on such date, plus 200 basis points. Such floating Dividend Rate shall be reset annually on the first business day of each subsequent calendar year, based upon the twelve (12) month LIBOR Rate (as published in the Wall Street Journal) on such date, plus 200 basis points. For example, if all accrued dividends on Preferred Stock are not paid by March 31, 2002 and March 31, 2003 respectively, the Dividend Rate shall be re-set on the first business day of the year 2004 and again on the first business day of 2005, etc., in the manner provided for above.

In addition to the foregoing, and in any event, on the thirty-third (33rd) anniversary of the issuance of the Preferred Stock, the annual Dividend Rate payable to the holder(s) of the Preferred Stock shall be reset to a rate that would enable the holder(s) of the Preferred Stock to sell said Preferred Stock at its original issue price based on Dutch market conditions on such date and on the first business day of each year thereafter. In the event that the Dividend Rate is reset, the Corporation shall notify the holder(s) of the Preferred Stock promptly of the new Dividend Rate for the Preferred Stock showing its method of calculation thereof.

(c) Any cumulative dividends shall accrue and be deemed to accrue from day to day whether or not earned or declared. Until all dividends on the outstanding Preferred Stock to the end of the last preceding annual dividend period shall have been paid, declared, or set apart for payment, the Corporation shall not (i) set aside for or apply any sum to the purchase or other acquisition of shares of Preferred Stock, (ii) pay or declare and set apart for payment any dividend on, or make any other distribution in respect of, any shares of Common Stock, or (iii) purchase, redeem, or otherwise acquire any shares of Common Stock.

(d) Subject to the foregoing, the Board of Directors of the Corporation may declare and pay dividends, on the Common Stock out of earnings or assets of the Corporation legally available for the payment thereof.

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2. Liquidation or Sale of Assets. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or the sale of all or substantially all the assets of the Corporation, the holder(s) of the Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for dissolution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount equal to (i) $1,000,000 per share, (the “Liquidation Preference”) plus (II) any dividends accumulated but not declared and paid through the year ending before the date of such liquidation, dissolution or winding up. The liquidation Preference shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holder(s) of the Preferred Stock the full amount to which it shall be entitled, the holder(s) of the Preferred Stock shall share ratably in any dissolution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by it upon such distribution if all amounts payable on or with respect to such share were paid in full.

(b) After the payment of all preferential amounts required to be paid to the holder(s) of the Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

3. Merger or Consolidation. In the event of the merger or consolidation of the Corporation into or with another corporation or other entity (except if the Corporation is the surviving entity or if the ownership of the surviving or resulting entity, but not necessarily the proportion of such ownership or the rights of such owners, is substantially the same as the ownership of the Corporation prior to the merger or consolidation), the holder(s) of the Preferred Stocks shall be entitled to receive, in exchange for such Preferred Stock, preferred stock of the surviving entity having substantially the same rights, preferences and limitations as specified in this Article Fourth relative to the shares of the surviving entity, mutatis mutandis. The Corporation shall not enter into any agreement or plan of merger or consolidation that does not provide for the issue of new stock to the holder(s) of the Preferred Stock as specified in the immediately preceding sentence.

4. Redemption. The Preferred Stock shall not be redeemable by the Corporation.

5. Voting. On all matters submitted to a vote of the shareholders of the Corporation, the holder(s) of the Preferred Stock shall be entitled to cast ten percent (10%) of the total votes cast. On all matters submitted to a vote of the shareholders of the Corporation, the holders of Common Stock shall be entitled to cast ninety percent (90%) of the total votes cast. Except as otherwise provided by law, the holder(s) of the Preferred Stock and the holders of the shares of Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation.

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FOURTH: That such amendment has, in accordance with the provisions of Section 803(a) of the Business Corporation Code, been duly authorized by vote of the board of the Corporation, followed by the approval of all shareholders entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, the Vice President and the Secretary have executed this Amendment of the Certificate of Incorporation this 26th day of January, 2000.

By:	/s/ Gerald S. Hobbs
Name:	Gerald S. Hobbs
Title:	President

By:	/s/ J. A. Ross
Name:	J. A. Ross
Title:	Secretary

The undersigned, one of the signers of the foregoing Certificate of Amendment, affirms that the statements contained in the Certificate of Amendment are true, under penalty of perjury.

Dated: January 28, 2000

New York, New York

/s/ James A. Ross
Name: James A. Ross
Secretary

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CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

VNU USA INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1.	The name of the corporation is VNU USA INC. The name under which the corporation was formed is ARETE PUBLISHING COMPANY, INC.

2.	The Certificate of Incorporation of said corporation was filed by the Department of State on the 1st day of March, 1977.

3.	(a) The Certificate of Incorporation is being amended to change the name of the corporation. To effect the Article “First” relating to the name shall read as follows:

FIRST: The name of the corporation (hereinafter referred to as the “Corporation” shall be VNU, Inc.

(b) The Certificate of Incorporation is further amended to change the address for service of process. To effect the foregoing, Article “Fifth” relating to the process address is amended to read as follows:

“The Secretary of State of the New York is hereby designated as the agent of the corporation upon whom process against it may be served and the post office address to which the Secretary of State shall mail a copy of process against the corporation which is served upon him is: VNU, Inc., 770 Broadway, New York, NY 10003, Attn: Legal Department.”

4.	The amendment was authorized by the unanimous written consent of the board of directors followed by the unanimous written consent of all the shareholder.

IN WITNESS WHEREOF, I have signed this certificate on the 13th day of June, 2000 and I affirm the statements contained herein as true under penalty of perjury.

/s/ James A. Ross
James A. Ross Secretary